Exhibit 99.2

REPORT JANUARY 1, 2020 THROUGH MARCH 27, 2020 AND MARCH 28, 2020 THROUGH APRIL 13, 2020 (IN LIQUIDATION)
OILD UltraPro 3x Short Crude Oil ETF
PROSHARES TRUST II Distributor: SEI Investments Distribution Co.

TABLE OF CONTENTS

1	Independent Auditor’s Report

2	UltraPro 3x Short Crude Oil ETF

2	Statement of Net Assets in Liquidation

3	Statement of Operations

4	Statement of Changes In Shareholders’ Equity

5	Statement of Changes In Net Assets in Liquidation

6	Statement of Cash Flows

7	Notes to Financial Statements

16	Affirmation of The Commodity Pool Operator

Report of Independent Auditors

To the Sponsor of ProShares UltraPro 3x Short Crude Oil ETF

We have audited the accompanying financial statements of ProShares UltraPro 3x Short Crude Oil ETF (one of the funds constituting ProShares Trust II, referred to hereafter as the “Fund”), which comprise the statement of net assets in liquidation as of April 13, 2020, the related statement of changes in net assets in liquidation for the period from March 28, 2020 through April 13, 2020, and the statements of operations, of changes in shareholders’ equity, and of cash flows for the period January 1, 2020 through March 27, 2020.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Fund’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets in liquidation of ProShares UltraPro 3x Short Crude Oil ETF as of April 13, 2020, the changes in its net assets in liquidation for the period from March 28, 2020 to April 13, 2020, and the results of its operations, changes in its shareholders’ equity, and its cash flows for the period from January 1, 2020 to March 27, 2020, in accordance with accounting principles generally accepted in the United States of America applied on the bases described in Note 2.

Basis of Accounting

As discussed in Note 1 to the financial statements, the Sponsor of ProShares UltraPro 3X Short Crude Oil ETF approved a plan of liquidation on March 15, 2020, and the Sponsor concluded that the Fund met the criteria to determine liquidation was imminent as of the end of business on March 27, 2020. As a result, the Fund changed its basis of accounting effective March 28, 2020 from the going concern basis to a liquidation basis. Our opinion is not modified with respect to this matter.

PricewaterhouseCoopers LLP

Baltimore, Maryland

June 18, 2020

PricewaterhouseCoopers LLP, 100 East Pratt Street, Suite 2600, Baltimore, MD 21202
T: (410) 783 7600, F: (410) 783 7680, www.pwc.com/us

PROSHARES ULTRAPRO 3X SHORT CRUDE OIL ETF

STATEMENT OF NET ASSETS IN LIQUIDATION

April 13, 2020
Assets
Cash	$19,594

Total assets	19,594

Liabilities
Payable to Sponsor	19,594

Total liabilities	19,594

Commitments and Contingencies (Note 2)
Net assets	—

Shares outstanding	—

Net asset value per share	$—

Market value per share	$—

See accompanying notes to financial statements.

PROSHARES ULTRAPRO 3X SHORT CRUDE OIL ETF

STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 1, 2020 THROUGH MARCH 27, 2020

Investment Income
Interest	$166,789

Expenses
Management fee	117,259
Brokerage commissions	90,078

Total expenses	207,337

Net investment income (loss)	(40,548)

Realized and unrealized gain (loss) on investment activity
Net realized gain (loss) on
Futures contracts	77,513,008
Swap agreements	6,721,993
Options	(942,000)
Short-term U.S. government and agency obligations	1,893

Net realized gain (loss)	83,294,894

Change in net unrealized appreciation (depreciation) on
Futures contracts	8,358,056
Short-term U.S. government and agency obligations	(2,936)

Change in net unrealized appreciation (depreciation)	8,355,120

Net realized and unrealized gain (loss)	91,650,014

Net income (loss)	$91,609,466

See accompanying notes to financial statements.

PROSHARES ULTRAPRO 3X SHORT CRUDE OIL ETF

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD JANUARY 1, 2020 THROUGH MARCH 27, 2020

Shareholders’ equity, beginning of period	$91,389,147

Addition of 2,850,000 shares	59,484,110
Redemption of 10,950,000 shares	(220,861,845)

Net addition (redemption) of (8,100,000) shares	(161,377,735)

Net investment income (loss)	(40,548)
Net realized gain (loss)	83,294,894
Change in net unrealized appreciation (depreciation)	8,355,120

Net income (loss)	91,609,466

Shareholders’ equity, end of period	$21,620,878

See accompanying notes to financial statements.

PROSHARES ULTRAPRO 3X SHORT CRUDE OIL ETF

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION

FOR THE PERIOD FROM MARCH 28, 2020 THROUGH APRIL 13, 2020

Net assets, beginning of period*	$21,617,868

Redemption of 474,906 shares	(21,617,868)

Net assets, end of period	$—

*

Net assets, beginning of period, March 28, 2020, differs from Shareholders’ equity, end of period, March 27, 2020, due to implementation of the liquidation basis of accounting. A net adjustment of $(3,010) was recorded upon adoption of the liquidation basis of accounting.

See accompanying notes to financial statements.

PROSHARES ULTRAPRO 3X SHORT CRUDE OIL ETF

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2020 THROUGH MARCH 27, 2020

Cash flow from operating activities
Net income (loss)	$91,609,466
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Purchases of short-term U.S. government and agency obligations	(25,929,351)
Proceeds from sales or maturities of short-term U.S. government and agency obligations	83,391,674
Net amortization and accretion on short-term U.S. government and agency obligations	(88,234)
Net realized gain (loss) on investments	(1,893)
Change in unrealized appreciation (depreciation) on investments	2,936
Decrease (Increase) in securities sold receivable	3,883
Decrease (Increase) in receivable on futures contracts	2,120,078
Decrease (Increase) in interest receivable	11,353
Increase (Decrease) in payable to Sponsor	(27,849)

Net cash provided by (used in) operating activities	151,092,063

Cash flow from financing activities
Proceeds from addition of shares	59,484,110
Payment on shares redeemed	(218,585,513)

Net cash provided by (used in) financing activities	(159,101,403)

Net increase (decrease) in cash	(8,009,340)
Cash, beginning of period	31,943,483

Cash, end of period	$23,934,143

See accompanying notes to financial statements.

PROSHARES ULTRAPRO 3X SHORT CRUDE OIL ETF

NOTES TO FINANCIAL STATEMENTS

As of April 13, 2020 (In Liquidation)

NOTE 1 – ORGANIZATION

ProShares Trust II (the “Trust”) is a Delaware statutory trust formed on October 9, 2007 and is currently organized into separate series. As of April 13, 2020, nineteen series of the Trust were in operation. Each of the series issues common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of only that series. The Shares of each series are listed on the NYSE Arca, Inc. (“NYSE Arca”). The Trust had no operations prior to November 24, 2008, other than matters relating to its organization, the registration of each series under the Securities Act of 1933, as amended, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”) of fourteen Shares at an aggregate purchase price of $350 in each of the following series: ProShares UltraShort Bloomberg Crude Oil, ProShares UltraShort Gold, ProShares UltraShort Silver, ProShares UltraShort Euro, ProShares UltraShort Yen, ProShares Ultra Bloomberg Crude Oil, ProShares Ultra Gold, ProShares Ultra Silver, ProShares Ultra Euro and ProShares Ultra Yen.

On March 15, 2020, ProShares Capital Management LLC announced that it intended to close and liquidate ProShares UltraPro 3x Short Crude Oil ETF (ticker symbol: OILD) (the “Fund”). The Sponsor determined that the Fund met the criteria that liquidation was imminent as of the end of business on March 27, 2020. The last day the Fund accepted creation orders was on March 27, 2020. Trading in the Fund was suspended prior to market open on March 30, 2020. Proceeds of the liquidation were sent to shareholders on April 13, 2020 (the “Distribution Date”). From March 30, 2020 through the Distribution Date, shares of the Fund did not trade on the NYSE Arca nor was there a secondary market for the shares. Any shareholders that remained in the Fund on the Distribution Date automatically had their shares redeemed for cash at the current net asset value on April 13, 2020.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The Fund is an investment company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 “Financial Services — Investment Companies.” As such, the Fund follows the investment company accounting and reporting guidance, including liquidation-basis adjustments required by Subtopic 205-30, Liquidation Basis of Accounting. The following is a summary of significant accounting policies followed by the Fund, as applicable, in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Basis of Presentation

Pursuant to rules and regulations of the SEC, the financial statements through March 27, 2020 and the financial statements in liquidation for ProShares UltraPro 3x Short Crude Oil ETF are presented individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund shall be enforceable only against the assets of the Fund and not against the assets of the Trust generally or any other Fund.

Accordingly, the assets of the Fund include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchase of Shares in the Fund.

Due to an ongoing review of market needs and shareholder feedback, the Sponsor approved a plan to liquidate ProShares UltraPro 3x Short Crude Oil ETF in an orderly manner. Subsequent to March 27, 2020,

the date at which the liquidation of the Fund became imminent, the Fund changed its basis of accounting from a going concern basis to a liquidation basis. In adopting the liquidation basis of accounting, the liquidated fund recorded adjustments to the accrued income and for payments for brokerage commissions and fees for the month of March 2020. These payments reconcile the differences noted between ending shareholders’ equity while the fund was a going concern to beginning net assets when the fund adopted the liquidation basis of accounting, as presented in the financial statements above.

Under the liquidation basis of accounting, assets are measured at the estimated amount of cash or other consideration that the liquidated fund expected to collect in settling or disposing of the assets, and liabilities are measured at their estimated settlement amounts, including costs the liquidated fund incurred through the end of the liquidation (liquidation value). These amounts were undiscounted and are recorded to the extent the liquidated fund had a reasonable basis for estimation. Liabilities were recognized in accordance with the measurement and recognition provisions of GAAP applicable for going-concern entities. In addition, liabilities include costs to dispose of assets or other items the liquidated fund sold during the course of liquidation.

Under the plan of liquidation, the liquidated fund (1) sold its remaining investments, (2) collected any receivables as they became due, (3) used available cash to settle obligations, and (4) paid out distributions to the shareholders of the Fund. During this period, the liquidated fund was not managed in accordance with its investment objective. The Sponsor completed the liquidation of the Fund on April 13, 2020.

Statement of Cash Flows

The cash amount shown on the Statement of Cash Flows includes the cash balances of the Fund through March 27, 2020, the date the liquidation became imminent, and represents cash, segregated cash balances with brokers for futures contracts and segregated cash with brokers for swap agreements but does not include short-term investments.

Investment Valuation

Short-term investments are valued at amortized cost which approximates fair value for daily NAV purposes. For financial reporting purposes, short-term investments are valued at their market price using information provided by a third-party pricing service or market quotations. In each of these situations, valuations are typically categorized as Level I in the fair value hierarchy.

Derivatives (e.g., futures contracts, options, swap agreements, forward agreements and foreign currency forward contracts) are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts are generally valued at the last settled price on the applicable exchange on which that future trades. For financial reporting purposes, all futures contracts are generally valued at the last settled price. Futures contracts valuations are typically categorized as Level I in the fair value hierarchy. Swap agreements, forward agreements and foreign currency forward contracts valuations are typically categorized as Level II in the fair value hierarchy. The Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position. Such fair value prices would generally be determined based on available inputs about the current value of the underlying financial instrument or commodity and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with industry standards. The Sponsor may fair value an asset of the Fund pursuant to the policies the Sponsor has adopted. Depending on the source and relevant significance of valuation inputs, these instruments may be classified as Level II or Level III in the fair value hierarchy.

Fair value pricing may require subjective determinations about the value of an investment. While the Fund’s policies are intended to result in a calculation of its NAV that fairly reflects investment values as of the time of pricing, the Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Investment Transactions and Related Income

Investment transactions are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation (depreciation) on open contracts are reflected in the Statement of Net Assets in Liquidation and changes in the unrealized appreciation (depreciation) between periods are reflected in the Statement of Operations.

Interest income is recognized on an accrual basis and includes, where applicable, the amortization of premium or discount, and is reflected as Interest Income in the Statement of Operations.

Brokerage Commissions and Fees

The Fund pays its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investment in U.S. Commodity Futures Trading Commission (“CFTC”) regulated investments. The effects of trading spreads, financing costs/fees associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income would also be borne by the Fund. Brokerage commissions on futures contracts are recognized on a half-turn basis (e.g., the first half is recognized when the contract is purchased (opened) and the second half is recognized when the transaction is closed).

Federal Income Tax

The Fund is registered as a series of a Delaware statutory trust and is treated as a partnership for U.S. federal income tax purposes. Accordingly, the Fund does not expect to incur U.S. federal income tax liability; rather, each beneficial owner of the Fund’s Shares during the period ended April 13, 2020 is required to take into account its allocable share of the Fund’s income, gain, loss, deductions and other items for the Fund’s taxable year ending with or within the beneficial owner’s taxable year.

Management of the Fund has reviewed all open tax years and major jurisdictions (i.e., the last four tax year ends and the interim tax period since then, as applicable) and concluded that there is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns. The Fund is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

NOTE 3 – INVESTMENTS

Short-Term Investments

The Fund may purchase U.S. Treasury Bills, agency securities, and other high-credit quality short-term fixed income or similar securities with original maturities of one year or less. A portion of these investments may be posted as collateral in connection with swap agreements, futures, options, and/or forward contracts.

Accounting for Derivative Instruments

In seeking to achieve the Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions, including derivative positions, which the Sponsor believes in combination, should produce returns consistent with the Fund’s objective.

Following is a description of the derivative instruments used by the Fund during the reporting period, including the primary underlying risk exposures related to each instrument type.

Futures Contracts

The Fund may enter into futures contracts to gain exposure to changes in the value of, or as a substitute for investing directly in (or shorting), an underlying Index, currency or commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of asset at a specified time and place. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity, if applicable, or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery, or by cash settlement at expiration of contract.

Upon entering into a futures contract, the Fund is required to deposit and maintain as collateral at least such initial margin as required by the exchange on which the transaction is affected. The initial margin is segregated as cash and/or securities balances with brokers for futures contracts, as disclosed in the Statement of Net Assets in Liquidation, and is restricted as to its use. When the Fund enters into futures contracts it maintains collateral at the broker in the form of cash and/or securities. Pursuant to the futures contract, the Fund generally agrees to receive from or pay to the broker(s) an amount of cash equal to the daily fluctuation in value of the futures contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. The Fund will realize a gain or loss upon closing of a futures transaction.

Futures contracts involve, to varying degrees, elements of market risk (specifically commodity price risk or equity market volatility risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure the Fund has in the particular classes of instruments. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the market value of the underlying Index or commodity and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Fund since futures contracts are exchange-traded and the credit risk resides with the Fund’s clearing broker or clearinghouse itself. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. If trading is not possible, or if the Fund determines not to close a futures position in anticipation of adverse price movements, the Fund will be required to make daily cash payments of variation margin. The risk the Fund will be unable to close out a futures position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market.

Option Contracts

An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument. There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option. Options written by the Fund may be wholly or partially covered (meaning that the Fund holds an offsetting position) or uncovered. In the case of the purchase of an option, the risk of loss of an investor’s entire investment (i.e., the premium paid plus transaction charges) reflects the nature of an option as a wasting asset that may become worthless when the option expires. Where an option is written or granted (i.e., sold) uncovered, the seller may be liable to pay substantial additional margin, and the risk of loss is unlimited, as the seller will be obligated to deliver, or take delivery of, an asset at a predetermined price which may, upon exercise of the option, be significantly different from the market value.

When the Fund writes a call or put, an amount equal to the premium received is recorded and subsequently marked to market to reflect the current value of the option written. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or closed are added to the proceeds or offset against amounts paid on the underlying futures, swap, security or currency transaction to determine the realized gain (loss).

When the Fund purchases an option, the Fund pays a premium which is included as an asset on the Statement of Net Assets in Liquidation and subsequently marked to market to reflect the current value of the option. Premiums paid for purchasing options which expire are treated as realized losses. The risk associated with purchasing put and call options is limited to the premium paid. Premiums paid for purchasing options which are exercised or closed are added to the amounts paid or offset against the proceeds on the underlying investment transaction to determine the realized gain (loss) when the underlying transaction is executed.

Certain options transactions may subject the writer (seller) to unlimited risk of loss in the event of an increase in the price of the contract to be purchased or delivered. The value of the Fund’s options transactions, if any, will be affected by, among other things, changes in the value of the Fund’s underlying benchmark relative to the strike price, changes in interest rates, changes in the actual and implied volatility of the Fund’s underlying benchmark, and the remaining time to until the options expire, or any combination thereof. The value of the options should not be expected to increase or decrease at the same rate as the level of the Fund’s underlying benchmark, which may contribute to tracking error. Options may be less liquid than certain other securities. The Fund’s ability to trade options will be dependent on the willingness of counterparties to trade such options with the Fund. In a less liquid market for options, the Fund may have difficulty closing out certain option positions at desired times and prices. The Fund may experience substantial downside from specific option positions and certain option positions may expire worthless. Over-the-counter options generally are not assignable except by agreement between the parties concerned, and no party or purchaser has any obligation to permit such assignments. The over-the-counter market for options is relatively illiquid, particularly for relatively small transactions. The use of options transactions exposes the Fund to liquidity risk and counterparty credit risk, and in certain circumstances may expose the Fund to unlimited risk of loss. The Fund may buy and sell options on futures contracts, which may present even greater volatility and risk of loss.

The Fund may, but is not required to, seek to use swap agreements or options strategies that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to zero. These investment strategies will not prevent the Fund from losing value, and their use may not prevent the Fund’s NAV from going to zero. Rather, they are intended to allow the Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. There can be no guarantee that the Fund will be able to implement such strategies, continue to use such strategies, or that such strategies will be successful. The Fund will incur additional costs as a result of using such strategies. Use of strategies designed to limit losses may also place “caps” or “ceilings” on performance and could significantly limit Fund gains, could cause the Fund to perform in a manner not consistent with its investment objective and could otherwise have a significant impact on Fund performance.

Swap Agreements

The Fund may enter into swap agreements for purposes of pursuing their investment objectives or as a substitute for investing directly in (or shorting) an underlying Index, currency or commodity, or to create an economic hedge against a position. Swap agreements are two-party contracts that have traditionally been entered into primarily with institutional investors in over-the-counter (“OTC”) markets for a specified period, ranging from a day to more than one year. However, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides for significant reforms of the OTC derivative markets, including a requirement to execute certain swap transactions on a CFTC-regulated market and/or to clear such transactions through a CFTC-regulated central clearing organization. In a standard swap transaction, two parties agree to exchange the returns earned or realized on a particular predetermined investment, instrument or Index in exchange for a fixed or floating rate of return in respect of a predetermined notional amount. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swap agreements do not involve the delivery of underlying instruments.

Generally, swap agreements entered into by the Fund calculate and settle the obligations of the parties to the agreement on a “net basis” with a single payment. Consequently, the Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of such obligations (or rights) (the “net amount”). In a typical swap agreement entered into by a the Fund, the Fund would be required to make payments to the swap counterparties in the event the level of the benchmark increases and would be entitled to settlement payments in the event the level of the benchmark decreases, adjusted for any transaction costs or trading spreads on the notional amount the Fund may pay.

The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each OTC swap agreement is accrued on a daily basis and an amount of cash and/or securities having an aggregate value at least equal to such accrued excess is maintained for the benefit of the counterparty in a segregated account by the Fund’s Custodian. The net amount of the excess, if any, of the Fund’s entitlements over its obligations with respect to each OTC swap agreement is accrued on a daily basis and an amount of cash and/or securities having an aggregate value at least equal to such accrued excess is maintained for the benefit of the Fund in a segregated account by a third party custodian. Until a swap agreement is settled in cash, the gain or loss on the notional amount less any transaction costs or trading spreads payable by the Fund on the notional amount are recorded as “unrealized appreciation or depreciation on swap agreements” and, when cash is exchanged, the gain or loss realized is recorded as “realized gains or losses on swap agreements.” Swap agreements are generally valued at the last settled price of the benchmark referenced asset.

Swap agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. This could cause the Fund to have to enter into a new transaction with the same counterparty, enter into a transaction with a different counterparty or seek to achieve its investment objective through any number of different investments or investment techniques.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the unrealized gain/loss reflected. The notional amounts reflect the extent of the total investment exposure the Fund has under the swap agreement, which may exceed the NAV of the Fund.

Additional risks associated with the use of swap agreements are imperfect correlations between movements in the notional amount and the price of the underlying reference Index and the inability of counterparties to perform. The Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Fund will typically enter into swap agreements only with major global financial institutions. The creditworthiness of each of the firms that is a party to a swap agreement is monitored by the Sponsor. The Sponsor may use various techniques to minimize credit risk including early termination and payment, using different counterparties, limiting the net amount due from any individual counterparty and generally requiring collateral to be posted by the counterparty in an amount approximately equal to that owed to the Fund. Upon termination, the Fund is obligated to pay or receive the “unrealized appreciation or depreciation” amount.

The Fund, as applicable, collateralizes swap agreements by segregating or designating cash and/or certain securities as indicated on the Statement of Net Assets in Liquidation or Schedules of Investments. As noted above, collateral posted in connection with OTC derivative transactions is held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The collateral held in this account is restricted as to its use. In the event of a default by the counterparty, the Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs in exercising its right with respect to the collateral. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganizational proceeding. The Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

The Fund remains subject to credit risk with respect to the amount they expect to receive from counterparties. However, the Fund has sought to mitigate these risks in connection with OTC swaps by generally requiring that the counterparties for the Fund to agree to post collateral for the benefit of the Fund, marked to market daily, in an amount approximately equal to what the counterparty owes the Fund, subject to certain minimum thresholds. In the event of a bankruptcy of a counterparty, the Fund will have direct access to the collateral received from the counterparty, generally as of the day prior to the bankruptcy, because there is a one day time lag between the Fund’s request for collateral and the delivery of such collateral. To the extent any such collateral is insufficient, the Fund will be exposed to counterparty risk as described above, including the possible delays in recovering amounts as a result of bankruptcy proceedings.

The counterparty/credit risk for cleared derivative transactions is generally lower than for OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing organization for performance of financial obligations. In addition, cleared derivative transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.

The Effect of Derivative Instruments on the Statement of Operations

For the period from January 1, 2020 through March 27, 2020

Derivatives Not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Fund	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income
Commodities Contracts	Net realized gain (loss) on futures contracts, options and swap agreements/ changes in unrealized appreciation (depreciation) on futures contracts

		ProShares UltraPro 3x Short Crude Oil ETF	$83,293,001	$8,358,056

NOTE 4 – AGREEMENTS

Management Fee

The Sponsor stopped charging the Management Fee to the Fund on March 27, 2020, the date it was determined that liquidation was imminent. Prior to its liquidation, the Fund paid the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV of the Fund.

The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly. From the Management Fee, the Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, (i) the Administrator, Custodian, Distributor, ProFund Distributors, Inc. (“PDI”), an affiliated broker-dealer of the Sponsor, Transfer Agent, accounting and auditing fees and expenses, (ii) any Index licensors for the Fund; and (iii) the normal and expected expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations. Fees associated with the Fund’s trading operations may include expenses such as tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of the Fund and Financial Industry Regulatory Authority (“FINRA”) filing fees, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Fund pays all its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses that are unexpected or unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the Fund.

The Administrator

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (“BNY Mellon”) serves as the Administrator of the Fund. The Trust, on its own behalf and on behalf of the Fund, and BNY Mellon have entered into an administration and accounting agreement (the “Administration and Accounting Agreement”) in connection therewith. Pursuant to the terms of the Administration and Accounting Agreement and under the supervision and direction of the Sponsor and the Trust, BNY Mellon prepares and files certain regulatory filings on behalf of the Fund. BNY Mellon may also perform other services for the Fund pursuant to the Administration and Accounting Agreement as mutually agreed upon by the Sponsor, the Trust and BNY Mellon from time to time. The Administrator’s fees are paid on behalf of the Fund by the Sponsor.

The Custodian

BNY Mellon serves as the Custodian of the Fund, and the Trust, on its own behalf and on behalf of the Fund, and BNY Mellon have entered into a custody agreement (the “Custody Agreement”) in connection therewith. Pursuant to the terms of the Custody Agreement, BNY Mellon is responsible for the holding and safekeeping of assets delivered to it by the Fund, and performing various administrative duties in accordance with instructions delivered to BNY Mellon by the Fund. The Custodian’s fees are paid on behalf of the Fund by the Sponsor.

The Transfer Agent

BNY Mellon serves as the Transfer Agent of the Fund for Authorized Participants and has entered into a transfer agency and service agreement (the “Transfer Agency and Service Agreement”). Pursuant to the terms of the Transfer Agency and Service Agreement, BNY Mellon is responsible for processing purchase and redemption orders and maintaining records of ownership of the Fund. The Transfer Agent Fees are paid on behalf of the Fund by the Sponsor.

The Distributor

SEI Investments Distribution Co. (“SEI”), serves as Distributor of the Fund and assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with the requirements of FINRA and/or the NFA in connection with marketing efforts, and reviewing and filing of marketing materials with FINRA and/or the NFA. SEI retains all marketing materials separately for the Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of the Fund, has entered into a Distribution Services Agreement with SEI. The Sponsor pays SEI for performing its duties on behalf of the Fund.

NOTE 5 – FINANCIAL HIGHLIGHTS

Selected data for a Share outstanding for the period January 1, 2020 through March 27, 2020

Per Share Operating Performance	UltraPro 3x Short Crude Oil ETF
Net asset value, at December 31, 2019	$10.66
Net investment income (loss)	(0.01)
Net realized and unrealized gain (loss)#	34.88

Change in net asset value from operations	34.87

Net asset value, at March 27, 2020	$45.53 @

Market value per share, at December 31, 2019†	$10.58
Market value per share, at March 27, 2020†	$45.32

Total Return, at net asset value^	327.1%
Total Return, at market value^	328.4%

Ratios to Average Net Assets*
Expense ratio	1.68%
Expense ratio, excluding brokerage commissions and fees	0.95%
Net investment income loss	(0.33)%
*	Percentages are annualized.
#

The amount shown for a share outstanding throughout the period may not accord with the change in aggregate gains and losses during the period because of timing of creation and redemption units in relation to fluctuating net asset value during the period.

†	Market values are determined at the close of the NYSE Arca, which may be later than when the Fund’s net asset value is calculated.
^	Percentages are not annualized for the period ended March 27, 2020.
@	NAV on March 27, 2020, the date liquidation was determined to be imminent. See Note 1.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the Fund’s financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in the Fund’s financial statements through this date.

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of ProShares UltraPro 3x Short Crude Oil ETF:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this final Annual Report for ProShares UltraPro 3x Short Crude Oil ETF is accurate and complete.

By:

Todd Johnson Principal ProShare Capital Management LLC, Commodity Pool Operator

ProShares Trust II 7501 Wisconsin Avenue, Suite 1000E, Bethesda, MD 20814 866.PRO.5125 866.776.5125 ProShares.com

© 2020 ProShare Capital Management LLC. All rights reserved. OILD-LIQ20